UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): May 19, 2005

                        MainSource Financial Group, Inc.
             (Exact name of registrant as specified in its charter)

     Indiana                              0-12422               35-1562245
State or Other Jurisdiction          Commission File No.      I.R.S. Employer
of Incorporation or Organization                           Identification Number

                               201 North Broadway
                            Greensburg, Indiana 47240
                    (Address of principal executive offices)

                                 (812) 663-0157
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the
     Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications
     pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.   Other Events

         The following is a description of the capital stock of MainSource Financial Group, Inc., which is being filed to update the description originally filed in 1983 in a registration statement on Form S-14 pursuant to which our common stock became registered under the Securities Exchange Act of 1934, as amended, under Securities and Exchange Commission rules applicable to successor issuers.

General

          The following description of our capital stock is subject in all respects to applicable Indiana law and to the provisions of our restated articles of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our filings under the Securities and Exchange Act of 1934.

          Our authorized capital stock consists of 25 million shares of common stock, no par value, and 400,000 shares of preferred stock, no par value. As of March 31, 2005, we had 11,471,128 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

          Each holder of common stock is entitled to one vote per share of record on all matters to be voted upon by the shareholders. Holders do not have cumulative voting rights in the election of directors or any other matter. Except as otherwise required by law, any question brought before any meeting of shareholders at which a quorum is present will be decided by the vote of a majority of the shares of common stock represented and entitled to vote at the meeting. Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock entitles the holder thereof to an equal and ratable right to receive dividends when, if and as declared from time to time by the board of directors out of legally available funds.

          In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding. Holders of common stock have no preemptive or redemption rights and are not be subject to further calls or assessments. All shares of our common stock issued and sold to date are fully paid and nonassessable.

Preferred Stock

         Our authorized preferred stock is available for issuance from time to time at the discretion of our board of directors without shareholder approval. The board of directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers,
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preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Authorized but Unissued Shares

         Indiana law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of MainSource by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Restated Articles of Incorporation and Amended and Restated Bylaws

         Certain provisions of our restated articles of incorporation and amended and restated bylaws may delay or make more difficult unsolicited acquisitions or changes of control. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control, although such proposals, if made, might be considered desirable by a majority of our shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the board of directors. These provisions include:

     o the availability of authorized but unissued shares of stock for issuance from time to time at the discretion of the board of directors;

     o provisions requiring the participation of 25% of the voting power of the outstanding common stock in order for the shareholders to demand the calling of a special meeting of shareholders; and

     o requirements for advance notice for raising business or making nominations at shareholders' meetings.

        Our amended and restated bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of our shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although our amended and restated bylaws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a
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third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Certain Provisions of Indiana Law

         The Indiana Business Corporation Law (the "IBCL") applies to MainSource as an Indiana corporation. Under certain circumstances, the following provisions of the IBCL may discriminate against existing or prospective holders of MainSource stock as a result of such holder owning a substantial amount of securities.

         Control Share Acquisitions. Under Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an "acquiring person" who makes a "control share acquisition" in an "issuing public corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested shareholders of the issuing corporation at a special meeting of such shareholders held upon the request and at the expense of the acquiring person. In the event that control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all voting power, all shareholders of the issuing corporation have dissenters' rights to receive the fair value of their shares.

         Under the IBCL, "control shares" means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more. "Control share acquisition" means, subject to certain exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. "Issuing public corporation" means a corporation which is organized in Indiana, has 100 or more shareholders, its principal place of business, its principal office or substantial assets within Indiana and either (a) more than 10% of its shareholders resident in Indiana, (b) more than 10% of its shares owned by Indiana residents or (c) 10,000 shareholders resident in Indiana.

          The above provisions do not apply if, before a control share acquisition is made, the corporation's articles of incorporation or by-laws (including a board adopted by-law) provide that they do not apply. Our restated articles of incorporation and amended and restated bylaws do not exclude MainSource from the restrictions imposed by such provisions.

          Certain Business Combinations. Sections 23-1-43-1 to 23-1-43-23 of the IBCL restrict the ability of a "resident domestic corporation" to engage in any combinations with an "interested shareholder" for five years after the interested shareholder's date of acquiring shares unless the combination or the
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purchase of shares by the interested shareholder on the interested shareholder's date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if such shareholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the above provisions, "resident domestic corporation" means an Indiana corporation that has 100 or more shareholders. "Interested shareholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation and at any time within the five-year period immediately before the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation. The above provisions do not apply to corporations that so elect in an amendment to their articles of incorporation approved by a majority of the disinterested shares. Such an amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after its effective date. Our restated articles of incorporation do not exclude MainSource from the restrictions imposed by such provisions.


                                   Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        MAINSOURCE FINANCIAL GROUP, INC.

Date:    May 19, 2005                   By:  /s/ Donald A. Benziger
                                        ---------------------------------------
                                        Donald A. Benziger
                                        Senior Vice President and
                                        Chief Financial Officer